SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250

Las Vegas, NV

(Address of Principal Executive Offices)

89134

(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2006, the Board of Directors (the “Board”) of Cardiovascular BioTherapeutics, Inc. (the “Company”), through an Action by Unanimous Written Consent, approved the Chief Executive Officer’s recommendation of appointing Dr. Thomas Stegmann as co-president for a term to continue until the next appointment of officers following the 2007 Annual Meeting of Stockholders. Dr. Stegmann is fifty nine years old and both co-founder and director of the Company. He has served as its Chief Clinical Officer since 1998.

Dr. Stegmann will receive no additional compensation for his role as Co-President.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.02 above is incorporated by reference into this Item 5.03.

On October 12, 2006, the Board of the Company executed an Action by Unanimous Written Consent to amend and restate its bylaws (the “Amended and Restated Bylaws”). Under the Amended and Restated Bylaws, the Board (1) implemented a co-presidency, whereby the Company may be served by more than one president, and (2) designated one officer to serve as both chief executive officer and principal executive officer of the Company. The Amended and Restated Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of the Company, dated October 12, 2006.

99.1	Proxy Statement on Schedule14A, dated April 14, 2006 (incorporated by reference to the Company’s Proxy Statement on Schedule14A filed with the Securities and Exchange Commission April 14, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: October 18, 2006	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, dated October 12, 2006.

99.1	Proxy Statement on Schedule14A, dated April 14, 2006 (incorporated by reference to the Company’s Proxy Statement on Schedule14A filed with the Securities and Exchange Commission April 14, 2006).